EXHIBIT 10.2

LENDINGCLUB CORPORATION
2007 Stock Incentive Plan
ARTICLE 1
Background and Purpose of the Plan
Section 1.1 Background. This 2007 Stock Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock and other stock-based awards.
Section 1.2 Purpose. The purposes of the Plan are (a) to attract and retain the best available personnel for positions of substantial responsibility, (b) to provide additional incentive to Employees, Directors and Consultants, and (c) to promote the success of the business of the Company.
Section 1.3 Eligibility. All of the Company’s Service Providers are eligible to be granted Awards under the Plan. Incentive Stock Options may be granted only to Employees.
Section 1.4 Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.
ARTICLE 2
Shares Subject To The Plan
Section 2.1 Shares Subject to the Plan. Subject to adjustment under Section 2.3, the number of shares of Common Stock initially reserved for issuance pursuant to Awards made under the Plan shall not exceed Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
Section 2.2 Lapsed Awards. If an Award expires or is terminated, surrendered or cancelled without having been exercised in full, or is surrendered pursuant to an Exchange Program, or is otherwise forfeited in full or in part, including as a result of Restricted Stock or Optioned Stock or other Shares constituting or subject to an Award being repurchased by the Company pursuant to the contractual repurchase right as specified in the Award Agreement, then the unissued Shares which were subject to such Award and/or such surrendered, cancelled or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options to any limitations under the Code. If an Award is exercised, in whole or in part, by delivery or attestation of Shares under Section 4.3(b), the number of Shares deemed to have been issued under the Plan shall be the number of Shares which were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.
Section 2.3 Adjustments. In the event that there is any stock dividend on the Shares payable in Shares, or any stock split, reverse stock split, combination or reclassification of

Shares, or any other increase in the number of outstanding Shares without receipt of consideration by the Company, then the maximum aggregate number and class of securities available for Awards under Section 2.1 of the Plan, the maximum number and class of securities issuable to a Service Provider under Section 4.1(c) of the Plan, and any other limitation under this Plan on the maximum number and class of securities issuable to an individual or in the aggregate, and the price of securities covered by each outstanding Option shall be proportionately adjusted by the Administrator as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Participants; provided that any fractional Shares resulting from such adjustments shall be eliminated. The Administrator’s determination with respect to any such adjustments shall be conclusive.
ARTICLE 3
Administration of the Plan
Section 3.1 Board and Committees. The Plan shall be administered by (i) the Board or (ii) a Committee which shall comply with Applicable Laws. Different Committees with respect to different groups of Service Providers may administer the Plan.
Section 3.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder; (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; provided, however that in no event shall Awards with more than the number of Shares reserved under the Plan pursuant to Section 2.1 be granted to any Service Provider in any fiscal year; (d) to approve forms of agreement for use under the Plan; (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, such terms and conditions including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (f) to institute an Exchange Program; (g) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws; (i) to modify or amend each Award (subject to Section 10.4 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; (j) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld shall be determined as of the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable); (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; (1) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award, and (m) to make all other determinations deemed necessary or advisable for administering the Plan.

Section 3.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.
Section 3.4 Delegation to Executive Officers. To the extent permitted by Applicable Law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to Employees and to exercise such other powers under the Plan as the Board may determine, provided that the Administrator shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b~7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-l under the Exchange Act).
ARTICLE 4
Stock Options
Section 4.1 Limitations.
(a) No Option shall have a term in excess of 10 years measured from the date of grant; provided, however, that in the case of any Incentive Stock Option granted to a 10% Stockholder, the term of such Incentive Stock Option shall not exceed five years measured from the date of grant.
(b) Subject to Section 4.6, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date of grant; provided, however, that in the case of any Incentive Stock Option granted to a 10% Stockholder, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option.
(c) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 4.1(c), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the date that the Option with respect to such Shares is granted.
(d) The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

Section 4.2 Terms of Option. Subject to Section 4.1, the term, exercise price, vesting schedule and other conditions and limitations applicable to each Option shall be as determined by the Administrator and shall be stated in the Award Agreement.
Section 4.3 Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Administrator, the consideration for exercise of an Option may be paid as follows:
(a) by cash, check or other cash equivalent approved by the Administrator;
(b) subject to the last paragraph of this Section 4.3, by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares necessary for payment in full of the Option price for the Shares so purchased;
(c) any combination of the forms of consideration set forth in subsections (a) and (b) above.
Shares tendered or attested to in exchange for Shares issued under the Plan may not be shares of Restricted Stock at the time they are tendered or attested to. The Administrator shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. The date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Administrator.
Section 4.4 Exercise of Option.
(a) Procedure for Exercise: Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant. The Shares shall be deemed issued, and the Participant shall be deemed the record holder of the Optioned Stock, on the date when the Option has been deemed exercised in accordance with this Section 4.4(a). Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued. Notwithstanding anything in this Section 4.4(a) to the contrary, in the event that the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and number of shares subject to an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Optioned Stock, notwithstanding the fact that such Optioned Stock was not outstanding as of the close of business on the record date for such stock dividend.
(b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s termination.
(c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination.
(d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following Participant’s death.
Section 4.5 Repurchase Rights.
(a) If the Participant ceases to be a Service Provider for any reason (with or without cause), including, without limitation, as the result of the Participant’s death or Disability, the Company shall have the right to repurchase any or all of such Shares within such period of time and for such purchase price and upon such other terms and conditions as specified in the Award Agreement.
(b) The Administrator shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares within such period of time and for such purchase price and upon such other terms and conditions as specified in the Award Agreement.
(c) The terms upon which the repurchase rights set forth in Sections 4.5(a) and (b) above shall be exercisable by the Administrator (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Administrator and set forth in the Award Agreement.
Section 4.6 Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Such substitute Awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.
ARTICLE 5
Restricted Stock
Section 5.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.
Section 5.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
Section 5.3 Transferability. Except as provided in this Article 5, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
Section 5.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
Section 5.5 Removal of Restrictions. Except as otherwise provided in this Article 5, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. Subject to Section 8.4, after the restrictions have lapsed, the Service Provider shall be entitled to have any legend or legends relating to restrictions provided pursuant to this Article 5 removed from his or her Share certificate, and the Shares shall be freely transferable by the Service Provider.

Section 5.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.
Section 5.7 Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
Section 5.8 Right of Repurchase of Restricted Stock.
(a) The Company shall have the right to repurchase any or all of such Shares of Restricted Stock within such period of time and for such purchase price and upon such terms and conditions as are specified in the Award Agreement.
(b) The Company shall have the right to repurchase any or all of such shares that are no longer Restricted Stock within such period of time and for such purchase price and upon such terms and conditions as are specified in the Award Agreement.
Section 5.9 Performance Criteria.
(a) The Administrator may provide for the lapse or removal of restrictions on Restricted Stock using one or more of the performance objectives set forth on Schedule A and/or such other performance objectives as the Administrator may determine in its sole discretion. Any such performance objective shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met.
(b) If the Administrator provides for the lapse or removal of restrictions on Restricted Stock based on performance objectives, the Administrator shall, at the time it establishes the performance objectives, specify the period over which the performance objectives relate. The establishment of the actual performance objectives and, if an Award of Restricted Stock is based on more than one performance objective, the relative weighting of such criteria, shall be at the sole discretion of the Administrator.
ARTICLE 6
Other Stock-Based Awards
Section 6.1 Other Stock-Based Awards. The Administrator shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including without limitation the grant of Shares based upon certain conditions, the grant of securities convertible into Shares, the grant of performance units or performance shares and the grant of stock appreciation rights.

ARTICLE 7
Option Grants to Outside Directors
Section 7.1 Grants. Options may be granted to Outside Directors in accordance with the policies established from time to time by the Board specifying the number of Shares (if any) to be subject to each such Award and the time(s) at which such Awards shall be granted.
Section 7.2 Type of Options. All Options granted pursuant to this Article 7 shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.
ARTICLE 8
Additional Terms of Awards
Section 8.1 Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding the foregoing, subject to the approval of the Administrator in its sole discretion, Awards other than Incentive Stock Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.
Section 8.2 No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
Section 8.3 Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator grants such Award, or such later date as is specified by the Administrator as the date of grant. Notice of any grant shall be provided to each Participant within a reasonable time after the date of such grant.
Section 8.4 Conditions Upon Issuance of Shares. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Administrator, (b) subject to approval of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any Applicable Laws and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator may consider appropriate to satisfy the requirements of Applicable Laws.

Section 8.5 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
Section 8.6 Withholding.
(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.
ARTICLE 9
Dissolution or Liquidation or Other Events
Section 9.1 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall provide written notice to each Participant at least 20 days prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action. The Administrator may specify the effect of a liquidation or dissolution on any Award of Restricted Stock or other Award at the time of grant of such Award.
Section 9.2 Reorganization.
(a) Upon the occurrence of a Reorganization Event, subject to subsection (b) below, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.
(b) In the event that the successor corporation does not assume the Option or an equivalent Option is not substituted, then the Administrator shall, upon written or electronic notice to each Participant, provide that one of the following will occur: (i) all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator upon a change of control of the Company, all Options being made fully exercisable for purposes of this clause (i)) as of a specified time prior to the Reorganization Event and will thereafter terminate immediately prior to the consummation of such Reorganization Event except to the extent exercised by the Participants prior to the consummation of the Reorganization Event; or (ii) all outstanding Options will terminate upon consummation of such Reorganization Event and each Participant will receive, in exchange therefore, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (which may, in the Administrator’s discretion, be limited to Options then exercisable or include Options then not exercisable), exceeds (y) the aggregate exercise price of such Options.
(c) For the purposes of this Section 9.2, the Option shall be considered assumed if, following consummation of the Reorganization Event, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Reorganization Event, the consideration (whether stock, cash, or other securities or property) received in the Reorganization Event by holders of Common Stock for each Share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the Reorganization Event is not solely common stock of the successor corporation or a Parent or Subsidiary thereof, then the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option to be solely common stock of the successor corporation or a Parent or Subsidiary thereof equal in fair market value to the per share consideration received by holders of Common Stock in the Reorganization Event, and in such case such Options shall be considered assumed for the purposes of this Section 9.2.
ARTICLE 10
Term, Amendment and Termination of Plan
Section 10.1 Term of Plan. The Plan shall become effective on the date of its adoption by the Board; provided, however, that no Option shall be exercisable by a Participant unless and until the Plan shall have been approved by the stockholders of the Company in accordance with the provisions of its Certificate of Incorporation and By-laws, which approval shall be obtained by a majority vote of stockholders, voting either in person or by proxy, at a duly held stockholder’s meeting, or by written consent, within 12 months before or after the adoption of the Plan by the Board.
Section 10.2 Termination of the Plan. The Plan shall terminate upon the earliest to occur of (i) the tenth anniversary of the date on which the Plan is approved by the stockholders of the Company, (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares, and (iii) the termination of all outstanding Options in connection with a Reorganization Event.

Section 10.3 Amendment of the Plan. The Board may at any time amend, alter, suspend or terminate the Plan. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
Section 10.4 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
ARTICLE 11
Miscellaneous
Section 11.1 Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
Section 11.2 Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

APPENDIX
As used in the Plan, the following terms shall have the following meanings:
(a) “Acquisition Price” means, in a Reorganization Event in which the consideration received by holders of Common Stock consists solely of cash, the amount of cash to which a holder of one share of Common Stock is entitled pursuant to such Reorganization Event.
(b) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Article 3 of the Plan.
(c) “Applicable Laws” means the requirements relating to the administration of stock incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock or other stock-based awards.
(e) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan, The Award Agreement is subject to the terms and conditions of the Plan.
(f) “Board” means the board of directors of the Company.
(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations promulgated under such section, and shall further reference any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.
(h) “Committee” means a committee of the Board appointed by the Board in accordance with Article 3 of the Plan.
(i) “Common Stock” means the Company’s common stock.
(j) “Company” means LendingClub Corporation, a Delaware corporation, or any successor thereto.
(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render services to such entity.
(l) “Director” means a member of the Board.
(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

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(n) “Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Parent or Subsidiary of the Company or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(p) “Exchange Program” means a program under which, with the consent of the affected Participants, (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced or increased. The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.
(q) “Fair Market Value” means, as of any date, the value of Common Stock as determined in good faith by the Administrator.
(r) “Fiscal Year” means the fiscal year of the Company.
(s) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(t) “Inside Director” means a Director who is an Employee.
(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(v) “Option” means a stock option granted pursuant to the Plan.
(w) “Optioned Stock” means the Common Stock subject to an Award.
(x) “Outside Director’ means a Director who is not an Employee.
(y) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(z) “Participant” means the holder of an outstanding Award granted under the Plan.
(aa) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, in its discretion.

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(bb) “Reorganization Event” means:
(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or
(ii) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction.
(cc) “Restricted Stock” means shares of Common Stock issued pursuant to Article 5 of the Plan.
(dd) “Service Provider’’ means an Employee, Director or Consultant.
(ee) “Shares” means shares of Common Stock.
(ff) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(gg) “10% Stockholder” means the owner of stock (as determined under Code Section 424(d) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).

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SCHEDULE A

I.	General Financial Criteria
To be provided.

II.	Operational Criteria
To be provided.

AMENDMENT NO. 1
TO THE 2007 STOCK INCENTIVE PLAN
OF LENDINGCLUB CORPORATION
In accordance with resolutions adopted by the Board of Directors of LendingClub Corporation (the “Company”) on March 1 2007, and by the Company’s stockholders, on March 1, 2007, the first sentence of Section 2.1 of the Company’s 2007 Stock Incentive Plan (the “Plan”) is hereby amended to read in its entirety as follows:
“Subject to adjustment under Section 2.3, the number of shares of Common Stock available for sale upon exercise of options granted under the Plan shall not exceed 114 Shares.”

AMENDMENT NO. 2
TO THE 2007 STOCK INCENTIVE PLAN
OF LENDINGCLUB CORPORATION
In accordance with resolutions adopted by the Board of Directors of LendingClub Corporation (the “Company”) on August 16, 2007, and by the Company’s stockholders, on August 16, 2007, the first sentence of Section 2.1 of the Company’s 2007 Stock Incentive Plan (the “Plan”) is hereby amended to read in its entirety as follows:
“Subject to adjustment under Section 2.3, the number of shares of Common Stock available for sale upon exercise of options granted under the Plan shall not exceed 3,692,000 Shares.”

AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN
OF LENDINGCLUB CORPORATION
ADOPTED BY THE BOARD OF DIRECTORS AND
STOCKHOLDERS OF THE CORPORATION
EFFECTIVE MARCH 13, 2009
Resolutions of the Board of Directors of the Corporation
Amendment to 2007 Stock Incentive Plan — Increase in the Number of Shares
NOW THEREFORE BE IT RESOLVED, that an increase in the number of shares of Common Stock that are reserved and available for issuance under the Plan from 3,692,000 to 6,548,000 shares of Common Stock is hereby approved;
RESOLVED FURTHER, that the officers of the Company, and each of them with the full authority to act without the others, are hereby authorized to submit the amendment to the Plan to the stockholders of the Company for their approval.
Resolutions of the Stockholders of the Corporation
Increase in the Number of Shares Reserved Under the 2007 Stock Incentive Plan
NOW, THEREFORE, BE IT RESOLVED, that effective upon the Closing of the Series B Financing pursuant to the Series B Stock Purchase Agreement by and between the Company and Certain Investors, an increase in the number of shares of Common Stock that are reserved for issuance under the Plan from 3,692,000 to 6,548,000 shares is hereby approved.

AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN
OF LENDINGCLUB CORPORATION
In accordance with resolutions adopted by the Board of Directors of LendingClub Corporation (the “Company”) on December 12, 2019, Section 3.2 of the Company’s 2007 Stock Incentive Plan (the “Plan”) is hereby amended to read in its entirety as follows:
“Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder; (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder; provided, however that in no event shall Awards with more than the number of Shares reserved under the Plan pursuant to Section 2.1 be granted to any Service Provider in any fiscal year; (d) to approve forms of agreement for use under the Plan; (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, such terms and conditions including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (f) to institute an Exchange Program; (g) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; (h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws; (i) to modify or amend each Award (subject to Section 10.4 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan; (j) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld shall be determined as of the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable); (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; (1) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award, and (m) to make all other determinations deemed necessary or advisable for administering the Plan. Notwithstanding the foregoing, except for an adjustment in connection with any stock dividend that is paid on Common Stock in shares of Common Stock, or any stock split, reverse stock split, combination or reclassification of Common Stock, or any other increase in the number of outstanding shares of Common Stock without receipt of consideration by the Company, as specified in an Award Agreement (an “Adjustment”), the Administrator will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option or stock appreciation right to reduce the Exercise Price or base price, respectively; no Option or stock appreciation right will be cancelled and replaced with awards having a lower Exercise Price or base price, respectively, or for another award, or for cash, without further approval of the stockholders of the Company, except in connection with an Adjustment; furthermore, no Option or stock appreciation right will provide for the payment, at the time of exercise, of a cash bonus or grant of Options, stock appreciation rights, or other awards, without further approval of the stockholders of the Company. The foregoing sentence is intended to prohibit the repricing of “underwater” Options or stock appreciation rights without approval of the stockholders of the Company and will not be construed to prohibit an Adjustment.”

EXHIBIT A
LENDINGCLUB CORPORATION
Stock Option Agreement
Under 2007 Stock Incentive Plan
Section 1. Grant of Option.
(a) This Stock Option Agreement (the “Agreement”) evidences the grant by LendingClub Corporation, a Delaware corporation (the “Company”), on the Grant Date, to the Optionee, of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Company’s 2007 Stock Incentive Plan (the “Plan”), a total number of shares of the Company’s common stock equal to the Number of Option Shares set forth in the Notice of Grant to which this Agreement is attached as Exhibit A, at a price per share equal to the Exercise Price. Unless earlier terminated in accordance with Section 3(c), (d) or (e) or Section 7 of this Agreement, the Option shall expire at 5:00 p.m., Eastern time, on the Termination Date. Capitalized terms used in this Section 1(a) and not otherwise defined herein shall refer to the information set forth next to such terms on the Notice of Grant. Capitalized terms used in this Agreement and not otherwise defined in this Agreement or in the Notice of Grant shall have the meanings assigned to such terms in the Plan, which is attached to the Notice of Grant as Exhibit B.
(b) If designated in the Notice of Grant as an Incentive Stock Option, the Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.
(c) Except as otherwise indicated by the context, the term “Optionee”, as used in this Agreement, shall be deemed to include any person who acquires the right to exercise the Option validly under its terms.
Section 2. Vesting Schedule.
(a) The Option will become exercisable as described under the heading “Vesting” in the Notice of Grant.
(b) The right of exercise shall be cumulative so that, to the extent the Option is not exercised in any period to the maximum extent permissible, it shall continue to be exercisable, in whole or in part, with respect to all vested Option Shares until the earliest to occur of (i) the Termination Date, (ii) the termination of the Option under Section 3 or Section 7 hereof, or (iii) any other termination of the Option under the Plan.
Section 3. Exercise of Option.
(a) Form of Exercise. To exercise the Option with respect to all or any part of the Option Shares, the Optionee (or any other person or persons exercising the Option in accordance with Section 3(d)) must execute and deliver to the Company an election notice in the form of Schedule 1 to this Agreement, either in writing or electronically, accompanied by payment in full in a manner provided in Section 4. The Optionee may purchase any number of vested Option Shares subject to the Option, in any exercise of the Option, provided that no partial exercise of the Option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, the Option may not be exercised unless the Optionee, at the time he or she exercises the Option, is, and has been at all times since the Grant Date, a Service Provider.
(c) Termination of Relationship with the Company. If the Optionee ceases to be a Service Provider for any reason while the Option is outstanding, then, except as provided in Sections 3(d) and (e), the right to exercise the Option shall terminate three months after such cessation (but in no event after the Termination Date), provided that the Option shall be exercisable only to the extent and with respect to the number of Option Shares that the Optionee was entitled to exercise on the date of such cessation.
(d) Exercise Period Upon Death or Disability. If the Optionee dies or suffers a Disability. while the Option is outstanding (including within the three-month period following termination of Service of the Optionee), and the Company has not terminated the Optionee’s Service for “Cause” as specified in Section 3(e), the Option shall be exercisable, within the period of one year following the date of termination of Service of the Optionee, (i) in the case of a termination of Service due to the Disability of the Optionee, by the Optionee, and (ii) in the case of a termination of Service due to the death of the Optionee, by (A) a beneficiary designated in writing by the Optionee to the Company prior to the Optionee’s death, or (B) if no such beneficiary has been designated, by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution; provided, that, in any case, the Option shall be exercisable only to the extent and with respect to the number of Option Shares that the Optionee was entitled to exercise on the date of his or her death or Disability; and further provided, that the Option shall not be exercisable after the Termination Date.
(e) Discharge for Cause. If the Optionee’s Service with the Company is terminated for Cause while the Option is outstanding, the right to exercise the Option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Optionee or willful failure by the Optionee to perform his or her responsibilities to the Company (including, without limitation, breach by the Optionee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Optionee and the Company), as determined by the Company, which determination shall be conclusive, provided, however, that if any definition of “Cause” for termination (or a similar term) is contained in an effective employment agreement or similar agreement between the Company and the Optionee at the time of termination, such definition shall supersede the definition in this Section 3(e) and shall be incorporated in this Section 3(e) as the definition of “Cause.”
(f) Limited Exercisability. During any period of post-Service exercisability, the Option may not be exercised in the aggregate for more than the number of Option Shares in which the Optionee is, at the time of the Optionee’s cessation of Service, vested in accordance with the Vesting Schedule specified in the Notice of Grant. Upon the expiration of such exercise period or (if earlier) upon the Termination Date, the Option shall terminate and cease to be outstanding for any vested Option Shares for which the Option has not been exercised. To the extent that the Optionee is not vested in the Option Shares at the time of the Optionee’s cessation of Service, the Option shall immediately terminate and cease to be outstanding with respect to the Option Shares.
Section 4. Method of Payment.
(a) Common Stock purchased upon exercise of the Option may be paid in any one or more of the following forms:
(i) cash or check made payable to the Company;

(ii) subject to Section 4(b), by the tendering to the Company of other shares of Common Stock of the Company (“Tendered Option Shares”) or the attestation to the ownership of shares of Common Stock that otherwise would be Tendered Option Shares (“Attested Option Shares”) in exchange for the Company’s reducing the number of shares necessary for payment in full of the Exercise Price for the Option Shares so purchased; or
(iii) any combination of the forms of consideration set forth in subsections (i) and (ii) above.
(b) For purposes of determining the amount of the Exercise Price satisfied by the Tendered Option Shares or the Attested Option Shares, such shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. The date of exercise shall be deemed to be the date that the notice of exercise and payment of the Exercise Price are received by the Administrator.
(c) Prior to the delivery of any Tendered Option Shares, Attested Option Shares or cash pursuant to the Option (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Optionee’s FICA obligation) required to be withheld with respect to the Option (or exercise thereof). To the extent that the Company is required by Applicable Law to withhold funds for taxes in respect of any exercise of the Option, then the aggregate Exercise Price shall not be deemed paid and the Option shall not be deemed exercised and the Option Shares issuable upon exercise shall not be deemed issued, until the Optionee has paid to the Company, in a manner provided in this Section 4, the aggregate amount of such tax withholding.
Section 5. Disqualifying Disposition. If the Optionee disposes of Option Shares acquired upon exercise of the Option within two years from the Grant Date or one year after such Option Shares were acquired pursuant to exercise of the Option, the Optionee shall notify the Company in writing of such disposition.
Section 6. Nontransferability of Option. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.
Section 7. Adjustments. In the event that there is any stock dividend that is paid on Common Stock in shares of Common Stock, or any stock split, reverse stock split, combination or reclassification of Common Stock, or any other increase in the number of outstanding shares of Common Stock without receipt of consideration by the Company, then the total number and/or class of securities subject to the Option and the Exercise Price of the Option shall be appropriately adjusted, in such manner as the Administrator in its sole discretion deems equitable, in order to prevent dilution or enlargement of the rights of the Optionee under the Option.
Section 8. Stockholder Rights. The holder of the Option shall not have any rights as a stockholder with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become the record holder of the purchased Option Shares in accordance with the terms of this Agreement and the Plan.

Section 9. Covenants of the Optionee and the Company.
(a) Repurchase Rights. [Reserved]
(b) Permitted Transfers.
(i) Neither the Optionee nor any permitted transferee of the Optionee shall Transfer (as defined below) all or any of the Option Shares to any Person (as defined below) except in accordance with this Section 9(b). Notwithstanding anything to the contrary contained herein, the Optionee (and any permitted transferee of the Optionee) may Transfer all or any portion of his, her or its Option Shares: (A) if the stockholder is a limited partnership or a trust, to any member of the Group (as defined below) of which the Optionee (or such permitted transferee) is a member; (B) if the stockholder is a corporation or a limited liability company, to any member of its Group; (C) if the stockholder is an individual, to any member of the Family of such stockholder; provided, that the interests in any Family trusts shall be non-transferable; and (D) if the transferor is a permitted transferee of the Optionee by will or the laws of descent and distribution, provided that in each case of clauses (A) through (D), such transferee shall agree in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Section 9.
(ii) If requested in writing by the managing underwriters, if any, of any Initial Public Offering, the Optionee agrees not to offer, sell, contract to sell or otherwise dispose of any Option Shares except as part of such Initial Public Offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering; provided, however, that this restriction will not apply to transfers permitted under Section 9(b)(i) provided such transferee agrees to be bound by the restriction contained in this Section 9(b)(ii).
(c) Right of First Offer on Dispositions.
(i) If Optionee desires to Transfer all or any part of his Option Shares pursuant to this Section 9(c) at any time prior to completion of the Company’s Initial Public Offering (other than pursuant to Section 9(a), 9(b)(i) or 9(d) hereof), Optionee shall submit a written offer (the “Offer”) to sell such Option Shares (the “Offered Option Shares”) to the Company, which Offer shall specify the number of Offered Option Shares proposed to be sold, the total number of Option Shares owned by Optionee, and the terms and conditions, including price, at which the Option Shares are being offered.
(ii) The Company shall have the right to purchase any or all of the Offered Option Shares on the same terms and conditions specified in the Offer.
(iii) If the Company desires to purchase any or all of the Offered Option Shares on the same terms and conditions specified in the Offer, the Company shall deliver its acceptance (an “Acceptance”) to Optionee, which Acceptance shall confirm that the Company desires to purchase any or all of the Offered Option Shares and the number of Option Shares the Company desires to purchase and shall be delivered in person or mailed to Optionee at the address set forth in the Offer within twenty (20) days of the date the Offer was made by Optionee pursuant to Section 9(c)(i).
(iv) If the Company elects to purchase any or all of the Offered Option Shares, sale of the Offered Option Shares pursuant to this Section 9(c) shall be made at the offices of the Company on the 30th day following the expiration of the 20-day period described above (or if such 30th day is not a business day, then on the next succeeding business day). Such sale shall be effected by Optionee’s delivery to the Company of a certificate or certificates evidencing the

Offered Option Shares to be purchased by it, duly endorsed for transfer to the Company, which Offered Option Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to Optionee of the purchase price therefor by the Company. Payment for the Offered Option Shares shall be made as provided in the Offer or by wire transfer or certified check.
(v) If the Company does not elect to purchase all of the Offered Option Shares, then the Offered Option Shares (less the amount to be purchased by the Company) may be sold by Optionee at any time within one hundred twenty (120) days after the date the Company responded to the Offer was made by Optionee pursuant to Section 9(c)(i). Any such sale shall be upon terms and conditions, including price, no more favorable to the proposed transferee than those specified in the Offer. Any Offered Option Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 9(c).
(d) Drag Along. Notwithstanding anything in this Agreement to the contrary, in the event that (i) the Board of Directors of the Company by unanimous vote or unanimous written consent and/or the holders of more than fifty percent (50%) of the then outstanding Common Stock by vote or written consent approves a transaction pursuant to which any Person or Persons not affiliated with any of the holders of any Common Stock will acquire fifty percent (50%) or more of the Common Stock of the Company (by stock purchase, merger or otherwise) or all or substantially all of the assets of the Company, upon the written request of the holders of more than fifty percent (50%) of the Common Stock, the Optionee agrees to offer to sell all of his Option Shares, and to sell all of his Option Shares (or, if such proposed transaction involves the sale of less than one hundred percent (100%) of the outstanding Common Stock, a proportionate amount of his Option Shares), to such Person or Persons or to vote all of his Option Shares in favor of the sale of assets, as the case may be, in either case upon the terms and conditions of the transaction approved by the Board of Directors of the Company and/or the holders of more than fifty percent (50%) of the Common Stock; provided, however, that the Optionee’s obligation to sell his Option Shares pursuant to this Section 9(d) shall only apply if all of the Option Shares are to be sold on the same terms and conditions as the shares of such other Person or Persons. For purposes of this Section 9(d), each Preferred Share shall be deemed to be equal to the number of shares of Common Stock into which such Preferred Share is then convertible.
(e) For purposes of this Section 9, the following terms shall have the following meanings: (i) “Equity Stock” shall have the meaning set forth in Rule 3a11-1 under the Securities Exchange Act of 1934, as amended, and any successor statute and the rules and regulations thereunder, as shall be in effect from time to time; (ii) “Family” shall mean any spouse, lineal ancestor or descendant, or sibling or any trust for the exclusive benefit of any of the foregoing and/or the Optionee; (iii) “Group” shall mean as to (a) a partnership, any or all of its general or limited partners or any “affiliate” thereof (as defined by Rule 405 promulgated under the Securities Act), (b) a trust, any of the beneficiaries, settlers or grantors now existing or hereafter arising or any Person under common control with, such trust, (c) a corporation, any of its stockholders, any subsidiary of such corporation or any corporation which is under common control with such corporation, or any directors, officers or employees of such corporation, and (d) a limited liability company, any of its members; (iv) “Initial Public Offering” shall mean the Company’s initial distribution of New Securities in an underwritten Public Offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act at a price per New Security of not less than the product of three (3) and the original purchase price per share for the Company’s initial round of Series A Preferred Stock (as adjusted for stock splits, stock dividends or similar recapitalizations) and resulting in net proceeds to the Company of not less than $40 million; (v) “New Securities” shall mean any Equity Stock, including, but not limited to, shares of Common Stock, any security which is convertible into or exercisable or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock; (vi) “Person” shall mean and include a natural person, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, an educational institution, a government or any department, agency or political subdivision thereof, or any other entity; (vii) “Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute and the rules and regulations of the Commission thereunder, as shall be in effect at the applicable time; and (viii) “Transfer” shall include any direct or indirect sale, assignment, transfer, pledge (but not including a pledge in favor of the Company), hypothecation or other disposition of any Option Shares or of any legal or beneficial interest therein.
Section 10. Reorganization Event.
(a) Upon the occurrence of a Reorganization Event, subject to subsection (b) below, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.
(b) In the event that the successor corporation does not assume (within the meaning of Section 9.2 of the Plan) the Option or an equivalent option is not substituted, then the Administrator shall, upon written or electronic notice to the Optionee, provide that either: (i) the Option will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Optionee prior to the consummation of the Reorganization Event; or (ii) the Option will terminate upon consummation of such Reorganization Event and the Optionee will receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of Option Shares subject to the Option, whether or not such Option Shares are then vested in full, exceeds (B) the aggregate Exercise Price of the Option.
(c) If the Option is assumed in connection with a Reorganization Event, then the Option shall be appropriately adjusted, immediately after such Reorganization Event, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Reorganization Event had the Option been exercised in full immediately prior to such Reorganization Event, and appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate Exercise Price shall remain the same.
(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or to otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
Section 11. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, or electronic transmission, addressed as follows:

If to the Company:	LendingClub Corporation
71 Stevenson Street, Suite 300
San Francisco, CA 94105
Attn: President

If to the Optionee:	At the address set forth in the Notice of Grant

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.
Section 12. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Delaware, without giving effect to the conflict of law principles thereof.
Section 13. Successors and Assigns. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
Section 14. Construction. This Agreement and the Option evidenced hereby and by the Notice of Grant are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Option.
[Remainder of page intentionally left blank.]

LENDINGCLUB CORPORATION
Notice of Stock Option Grant
Under 2007 Stock Incentive Plan
Notice is hereby given of the following option grant (the “Option”) to purchase shares of Common Stock of LendingClub Corporation (the “Company”):

Optionee:	_______________

Grant Date:

Vesting Commencement Date:

Exercise Price:

Number of Option Shares:	shares of Common Stock

Termination Date:

Type of Option:	Incentive Stock Option

Non-Statutory Stock Option

Vesting Schedule:
The Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the LendingClub Corporation 2007 Stock Incentive Plan (the “Plan”). The Optionee further agrees to be bound by the terms of the Option as set forth in this Notice of Grant and in the Stock Option Agreement attached hereto as Exhibit A. as well as the terms of the Plan, which is attached hereto as Exhibit B.
No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee’s Service at any time for any reason, with or without cause.

DATED: , 20

LENDINGCLUB CORPORATION

By:
Name:
Title:

OPTIONEE

By:

Address:
ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - 2007 Stock Incentive Plan

NOTICE OF EXERCISE

TO:	LendingClub Corporation (the “Company”)
Reference is made to the Notice of Grant, dated , 20 , evidencing an Option (the “Option”) to purchase an aggregate of shares of Common Stock of the Company at an exercise price of $ per share. Capitalized terms used but not defined in this Notice of Exercise have the meanings given to them in the Notice of Grant and the accompanying Option Agreement and Plan.
I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Option Shares.
I am paying the Exercise Price for the exercised Option Shares, in accordance with Section 4 of the Option Agreement, as follows:

Please issue the stock certificate for the Option Shares (check one):

☐	to me; or

☐	to me and , as joint tenants with right of survivorship.

and mail the certificate to me at the following address:

My mailing address for stockholder communications, if different from the address listed above, is:

Very truly yours,

Optionee

Print Name

Date

Social Security Number